UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2007

Interpharm Holdings, Inc.

(Exact name of Registrant as specified in charter)

Delaware	0-22710	13-3673965
(State or other jurisdic-	(Commission	(IRS Employer
tion of incorporation)	File Number)	Identification No.)

75 Adams Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (631) 952 0214

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2007, the Interpharm Holdings, Inc.’s (the “Company”) Board of Directors appointed Peter Giallorenzo as its Chief Operating Officer. Prior to the appointment as Chief Operating Officer, Mr. Giallorenzo already served as the Company’s Chief Financial Officer and was an Executive Vice President. He will continue in those positions. Details of Mr. Giallorenzo’s background and employment agreement are set forth in the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2007.

Raj Sutaria, the Company’s previous Chief Operating Officer, will no longer serve in that position, but will continue with the Company as an Executive Vice President.

As of July 10, 2007, Bhupatlal K. Sutaria, no longer serves as the President of the Company. The position of President has not been filled as of the date of this Current Report.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPHARM HOLDINGS, INC.

July 13, 2007	By:	/s/ Peter Giallorenzo
Peter Giallorenzo
Chief Financial Officer and Chief Operating Officer